    As filed with the Securities and Exchange Commission on September 30, 1999
                                                        Registration No. 333-
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D. C.  20549

                               ----------------------

                                      FORM S-8

                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                               ----------------------

                         HUTCHINSON TECHNOLOGY INCORPORATED
               (Exact name of Registrant as specified in its charter)

                 MINNESOTA                                41-0901840
      (State or other jurisdiction of                  (I.R.S. Employer
       incorporation or organization)                Identification No.)

           40 WEST HIGHLAND PARK                            55350
           HUTCHINSON, MINNESOTA                          (Zip Code)
  (Address of principal executive offices)

                         HUTCHINSON TECHNOLOGY INCORPORATED
                            EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of the plan)

                                  John A. Ingleman
               Vice President, Chief Financial Officer and Secretary
                               40 West Highland Park
                            Hutchinson, Minnesota  55350
                       (Name and address of agent for service)

    Telephone number, including area code, of agent for service:  (320) 587-3797

                               ----------------------

                          CALCULATION OF REGISTRATION FEE

- -------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------
                                                                   Proposed
                                             Proposed              maximum
      Title of            Amount              maximum             aggregate           Amount of
   securities to          to be           offering price           offering          registration
   be registered      registered (1)     per share (1) (2)       price (1) (2)           fee
- -------------------------------------------------------------------------------------------------
   Common Stock,        1,500,000            $27.0625             $40,593,750          $11,286
   $.01 par value         shares
- -------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------

(1) The Registration Statement relates to 1,500,000 shares of Common Stock to be offered pursuant to the Hutchinson Technology Incorporated Employee Stock Purchase Plan.

(2) Estimated solely for the purpose of the registration fee pursuant to Rule 457(h)(1) based on the average of the high and low sales prices per share of the Registrant's Common Stock on September 24, 1999 as reported on the Nasdaq National Market.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                         HUTCHINSON TECHNOLOGY INCORPORATED

                                      PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents of Hutchinson Technology Incorporated (the "Company") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are, as of their respective dates, incorporated by reference and made a part hereof:

          (1) The Annual Report on Form 10-K of the Company for the fiscal year ended September 27, 1998 filed pursuant to Section 15(d) of the Exchange Act (File No. 0-14709).

          (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (1) above (File No. 0-14709).

          (3) The description of the Company's Common Stock which is contained in the Registration Statement on Form 8-A (Registration No. 0-14709) filed on June 9, 1986 under the Exchange Act and all amendments and reports filed for the purpose of updating such description.

     All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all of the shares of Common Stock offered have been sold or that deregisters all shares of the Common Stock then remaining unsold shall be deemed to be incorporated by reference in and a part of this Registration Statement from the date of filing of such documents.

     Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant is subject to Minnesota Statutes Chapter 302A, the Minnesota Business Corporation Act (the "Corporation Act"). Section 302A.521 of the Corporation Act provides in substance that, unless prohibited by its articles of incorporation or bylaws, a corporation must indemnify an officer or director who is made or threatened to be made a party to a proceeding by reason of his official capacity against judgments, penalties, fines, settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if certain criteria are met. These criteria, all of which must be met by the person seeking indemnification, are (a) that such person has not been indemnified by another organization for the same judgments, penalties, fines, settlements and expenses; (b) that such person must have acted in good faith; (c) that no improper personal benefit was obtained by such person and such person satisfied certain statutory conflicts of interest provisions, if applicable; (d) that in the case of a criminal proceeding, such person had no reasonable cause to believe that the conduct was unlawful; and (e) that such person must have acted in a manner he reasonably believed was in the best interests of the corporation or in certain limited circumstances, not opposed to the best interests of the corporation. The determination as to eligibility for indemnification is made by the members of the corporation's board of directors or a committee of the board who are at the time not parties to the proceedings under consideration, by special legal counsel, by the shareholders who are not parties to the proceedings or by a court. Section 4.01 of the Restated By-Laws of the Registrant requires indemnification by the Registrant in such manner, under such circumstances and to such extent as required or permitted by Section 302A.521 of the Corporation Act, as amended from time to time, or as required or permitted by other provisions of law.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.   EXHIBITS.

     Exhibit

     4.1 Restated Articles of Incorporation of the Registrant, as amended by Articles of Amendment dated January 27, 1988 and as amended by Articles of Amendment dated January 21, 1997 (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 29, 1997, File No. 0-14709).

     4.2 Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 29, 1996, File No. 0-14709).

     4.3 Note Purchase Agreement dated as of April 20, 1994, providing for the placement of $20,000,000 of senior unsecured notes with Teachers Insurance and Annuity Association of America (incorporated by reference to Exhibit 4.10 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 27, 1994, File No. 0-14709), Amendment dated as of March 15, 1996 (incorporated by reference to Exhibit 4.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 24, 1996, File No. 0-14709), Amendment dated as of February 24, 1997 (incorporated by reference to Exhibit 4.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 30, 1997, File No. 0-14709), Amendment dated as of December 16, 1998 (incorporated by reference to Exhibit 4.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 27, 1998, File No. 0-14709), Amendment dated as of March 3, 1999 (incorporated by reference to Exhibit 4.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 28, 1999, File No. 0-14709) and Amendment dated as of August 16, 1999.

     4.4 Note Purchase Agreement dated as of April 20, 1994, providing for the placement of $5,000,000 of senior unsecured notes with Central Life Assurance Company (incorporated by reference to Exhibit 4.11 to the Company's Quarterly Report on Form 10-Q for the quarter ended
          March 27, 1994, File No. 0-14709), Amendment dated as of March 15, 1996 (incorporated by reference to Exhibit 4.3 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 24, 1996, File No. 0-14709), Amendment dated as of February 24, 1997 (incorporated by reference to Exhibit 4.3 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 30, 1997, File
          No. 0-14709), Amendment dated as of December 16, 1998 (incorporated by reference to Exhibit 4.3 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 27, 1998, File No. 0-14709), Amendment dated as of March 3, 1999 (incorporated by reference to Exhibit 4.3 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 28, 1999, File No. 0-14709) and Amendment dated as of August 16, 1999.

     4.5 Note Purchase Agreement dated as of April 20, 1994, providing for the placement of $5,000,000 of senior unsecured notes with Modern Woodmen of America (incorporated by reference to Exhibit 4.12 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 27, 1994, File No. 0-14709), Amendment dated as of March 15, 1996 (incorporated by reference to Exhibit 4.4 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 24, 1996, File No.
          0-14709), Amendment dated as of February 24, 1997 (incorporated by reference to Exhibit 4.4 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 30, 1997, File No. 0-14709), Amendment dated as of December 16, 1998 (incorporated by reference to Exhibit 4.4 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 27, 1998, File No. 0-14709),
          Amendment dated as of March 3, 1999 (incorporated by reference to Exhibit 4.4 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 28, 1999, File No. 0-14709) and Amendment dated as of August 16, 1999.

     4.6 Note Purchase Agreement dated as of July 26, 1996, providing for the placement of $15,000,000 of senior unsecured notes with Metropolitan Insurance and Annuity Company (incorporated by reference to Exhibit 4.6 to the Company's Annual Report on Form 10-K for the fiscal year ended September 29, 1996, File No. 0-14709), Amendment dated as of February 24, 1997 (incorporated by reference to Exhibit 4.6 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 30, 1997, File No. 0-14709), Amendment dated as of December 16, 1998 (incorporated by reference to Exhibit 4.6 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 27, 1998, File No. 0-14709),
          Amendment dated as of March 3, 1999 (incorporated by reference to Exhibit 4.5 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 28, 1999, File No. 0-14709) and Amendment dated as of August 16, 1999.

     4.7 Note Purchase Agreement dated as of July 26, 1996, providing for the placement of $10,000,000 of senior unsecured notes with Metropolitan Life Insurance Company (incorporated by reference to
          Exhibit 4.7 to the Company's Annual Report on Form 10-K for the fiscal year ended September 29, 1996, File No. 0-14709), Amendment dated as of February 24, 1997 (incorporated by reference to Exhibit
          4.7 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 30, 1997, File No. 0-14709), Amendment dated as of December 16, 1998 (incorporated by reference to Exhibit 4.7 to the Company's Quarterly Report on Form 10-Q for the quarter ended
          December 27, 1998, File No. 0-14709), Amendment dated as of
          March 3, 1999 (incorporated by reference to Exhibit 4.6 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 28, 1999, File No. 0-14709) and Amendment dated as of August 16, 1999.

     4.8 Note Purchase Agreement dated as of July 26, 1996, providing for the placement of $25,000,000 of senior unsecured notes with Teachers Insurance and Annuity Association of America (incorporated by reference to Exhibit 4.8 to the Company's Annual Report on Form 10-K for the fiscal year ended September 29, 1996, File No. 0-14709), Amendment dated as of February 24, 1997 (incorporated by reference to Exhibit 4.8 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 30, 1997, File No. 0-14709), Amendment dated as of December 16, 1998 (incorporated by reference to Exhibit 4.8 to the Company's Quarterly Report on Form 10-Q for the quarter ended
          December 27, 1998, File No. 0-14709), Amendment dated as of March
          3, 1999 (incorporated by reference to Exhibit 4.7 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 28, 1999, File No. 0-14709) and Amendment dated as of August 16, 1999.

     4.9 Financing Agreement between the Company and The CIT Group/Business Credit, Inc., as Agent and a Lender, dated December 31, 1998 (incorporated by reference to Exhibit 4.9 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 27, 1998, File No. 0-14709).

     5    Opinion of Faegre & Benson LLP, counsel for the Registrant.

    23.1 Consent of Faegre & Benson LLP (included in Exhibit 5 to this Registration Statement).

    23.2  Consent of Arthur Andersen LLP, Independent Public Accountants.

    24 Powers of Attorney (included with signatures to this Registration Statement).

    99    Hutchinson Technology Incorporated Employee Stock Purchase Plan.

ITEM 9.   UNDERTAKINGS.

A.   The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hutchinson and State of Minnesota on the 29th day of September, 1999.

                                       HUTCHINSON TECHNOLOGY INCORPORATED

                                       By   /s/ WAYNE M. FORTUN
                                         ---------------------------------
                                                   Wayne M. Fortun
                                         PRESIDENT AND CHIEF EXECUTIVE OFFICER


                                 POWER OF ATTORNEY

     Each of the undersigned hereby appoints Jeffrey W. Green, Wayne M. Fortun and John A. Ingleman, and each of them (with full power to act alone), as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


          NAME                           TITLE                       DATE
          ----                           -----                       ----
  /s/ WAYNE M. FORTUN    President and Chief Executive Officer   September 29, 1999
- -------------------------  (Principal Executive Officer and
     Wayne M. Fortun        Director)

                         Vice President, Chief Financial
  /s/ JOHN A. INGLEMAN      Officer and Secretary (Principal     September 29, 1999
- -------------------------   Financial Officer and Principal
    John A. Ingleman        Accounting Officer)


  /s/ W. THOMAS BRUNBERG                Director                 September 29, 1999
- -------------------------
   W. Thomas Brunberg

  /s/ ARCHIBALD COX, JR.                Director                 September 29, 1999
- -------------------------
   Archibald Cox, Jr.

  /s/ HARRY C. ERVIN, JR.               Director                 September 29, 1999
- -------------------------
   Harry C. Ervin, Jr.

  /s/ JEFFREY W. GREEN                  Director                 September 29, 1999
- -------------------------
    Jeffrey W. Green

                                    II-5


          NAME                           TITLE                       DATE
          ----                           -----                       ----
                                        Director                 September __, 1999
- -------------------------
     Russell Huffer

  /s/ STEVEN E. LANDSBURG               Director                 September 29, 1999
- -------------------------
   Steven E. Landsburg

  /s/ RICHARD B. SOLUM                  Director                 September 29, 1999
- -------------------------
    Richard B. Solum

                                 INDEX TO EXHIBITS

  Exhibit
  -------
     4.1  Restated Articles of Incorporation of the Registrant, as
          amended by Articles of Amendment dated January 27, 1988 and as amended by Articles of Amendment dated January 21, 1997
          (incorporated by reference to Exhibit 3.1 to the
          Registrant's Quarterly Report on Form 10-Q for the quarter ended June 29, 1997, File No. 0-14709).

     4.2 Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Quarterly
          Report on Form 10-Q for the quarter ended December 29, 1996,
          File No. 0-14709).

     4.3  Note Purchase Agreement dated as of April 20, 1994,
          providing for the placement of $20,000,000 of senior
          unsecured notes with Teachers Insurance and Annuity
          Association of America (incorporated by reference to
          Exhibit 4.10 to the Company's Quarterly Report on Form 10-Q
          for the quarter ended March 27, 1994, File No. 0-14709),
          Amendment dated as of March 15, 1996 (incorporated by
          reference to Exhibit 4.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 24, 1996, File
          No. 0-14709), Amendment dated as of February 24, 1997
          (incorporated by reference to Exhibit 4.2 to the Company's
          Quarterly Report on Form 10-Q for the quarter ended
          March 30, 1997, File No. 0-14709), Amendment dated as of
          December 16, 1998 (incorporated by reference to Exhibit 4.2 to the Company's Quarterly Report on Form 10-Q for the
          quarter ended December 27, 1998, File No. 0-14709),
          Amendment dated as of March 3, 1999 (incorporated by
          reference to Exhibit 4.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 28, 1999, File No.
          0-14709) and Amendment dated as of August 16, 1999........................Electronically Filed

     4.4 Note Purchase Agreement dated as of April 20, 1994, providing for the placement of $5,000,000 of senior unsecured notes with Central
          Life Assurance Company (incorporated by reference to Exhibit 4.11 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 27, 1994, File No. 0-14709), Amendment dated as of
          March 15, 1996 (incorporated by reference to Exhibit 4.3 to the
          Company's Quarterly Report on Form 10-Q for the quarter ended March
          24, 1996, File No. 0-14709), Amendment dated as of February 24,
          1997 (incorporated by reference to Exhibit 4.3 to the Company's
          Quarterly Report on Form 10-Q for the quarter ended March 30, 1997,
          File No. 0-14709), Amendment dated as of December 16, 1998
          (incorporated by reference to Exhibit 4.3 to the Company's
          Quarterly Report on Form 10-Q for the quarter ended December 27,
          1998, File No. 0-14709), Amendment dated as of March 3, 1999
          (incorporated by reference to Exhibit 4.3 to the Company's
          Quarterly Report on

                                    II-7


          Form 10-Q for the quarter ended March 28, 1999, File No. 0-14709)
          and Amendment dated as of August 16, 1999.................................Electronically Filed

     4.5  Note Purchase Agreement dated as of April 20, 1994,
          providing for the placement of $5,000,000 of senior
          unsecured notes with Modern Woodmen of America (incorporated by reference to Exhibit 4.12 to the Company's Quarterly
          Report on Form 10-Q for the quarter ended March 27, 1994,
          File No. 0-14709), Amendment dated as of March 15, 1996
          (incorporated by reference to Exhibit 4.4 to the Company's
          Quarterly Report on Form 10-Q for the quarter ended
          March 24, 1996, File No. 0-14709), Amendment dated as of
          February 24, 1997 (incorporated by reference to Exhibit 4.4 to the Company's Quarterly Report on Form 10-Q for the
          quarter ended March 30, 1997, File No. 0-14709), Amendment dated as of December 16, 1998 (incorporated by reference to
          Exhibit 4.4 to the Company's Quarterly Report on Form 10-Q
          for the quarter ended December 27, 1998, File No. 0-14709),
          Amendment dated as of March 3, 1999 (incorporated by
          reference to Exhibit 4.4 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 28, 1999, File No.
          0-14709) and Amendment dated as of August 16, 1999........................Electronically Filed

     4.6  Note Purchase Agreement dated as of July 26, 1996, providing for the placement of $15,000,000 of senior unsecured notes with Metropolitan Insurance and Annuity Company
          (incorporated by reference to Exhibit 4.6 to the Company's
          Annual Report on Form 10-K for the fiscal year ended
          September 29, 1996, File No. 0-14709), Amendment dated as of
          February 24, 1997 (incorporated by reference to Exhibit 4.6 to the Company's Quarterly Report on Form 10-Q for the
          quarter ended March 30, 1997, File No. 0-14709), Amendment dated as of December 16, 1998 (incorporated by reference to
          Exhibit 4.6 to the Company's Quarterly Report on Form 10-Q
          for the quarter ended December 27, 1998, File No. 0-14709),
          Amendment dated as of March 3, 1999 (incorporated by
          reference to Exhibit 4.5 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 28, 1999, File No.
          0-14709) and Amendment dated as of August 16, 1999........................Electronically Filed

     4.7 Note Purchase Agreement dated as of July 26, 1996, providing for the placement of $10,000,000 of senior unsecured notes with Metropolitan Life Insurance Company (incorporated by reference to Exhibit 4.7 to the Company's Annual Report on Form 10-K for the fiscal year ended September 29, 1996, File
          No. 0-14709), Amendment dated as of February 24, 1997
          (incorporated by reference to Exhibit 4.7 to the Company's
          Quarterly Report on Form 10-Q for the quarter ended
          March 30, 1997, File No. 0-14709), Amendment dated as of
          December 16, 1998 (incorporated by reference to Exhibit 4.7 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 27, 1998, File No. 0-14709),
          Amendment dated as of March 3, 1999 (incorporated by reference to

                                    II-8



          Exhibit 4.6 to the Company's Quarterly Report on Form 10-Q for the
          quarter ended March 28, 1999, File No. 0-14709) and Amendment dated as of August 16, 1999.....................................................Electronically Filed

     4.8  Note Purchase Agreement dated as of July 26, 1996, providing for the placement of $25,000,000 of senior unsecured notes with Teachers Insurance and Annuity Association of America
          (incorporated by reference to Exhibit 4.8 to the Company's
          Annual Report on Form 10-K for the fiscal year ended
          September 29, 1996, File No. 0-14709), Amendment dated as of
          February 24, 1997 (incorporated by reference to Exhibit 4.8 to the Company's Quarterly Report on Form 10-Q for the
          quarter ended March 30, 1997, File No. 0-14709), Amendment dated as of December 16, 1998 (incorporated by reference to
          Exhibit 4.8 to the Company's Quarterly Report on Form 10-Q
          for the quarter ended December 27, 1998, File No. 0-14709),
          Amendment dated as of March 3, 1999 (incorporated by
          reference to Exhibit 4.7 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 28, 1999, File No.
          0-14709) and Amendment dated as of August 16, 1999........................Electronically Filed

     4.9  Financing Agreement between the Company and The CIT
          Group/Business Credit, Inc., as Agent and a Lender, dated
          December 31, 1998 (incorporated by reference to Exhibit 4.9 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 27, 1998, File No. 0-14709).

     5    Opinion of Faegre & Benson LLP, counsel for the Registrant................Electronically Filed

     23.1 Consent of Faegre & Benson LLP (included in Exhibit 5 to this Registration Statement).

     23.2 Consent of Arthur Andersen LLP, Independent Public
          Accountants...............................................................Electronically Filed

     24   Powers of Attorney (included with signatures to this
          Registration Statement)...................................................Electronically Filed

     99   Hutchinson Technology Incorporated Employee Stock Purchase
          Plan......................................................................Electronically Filed

                                    II-9